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                                                                    EXHIBIT 99.2


[ECLIPSYS CORPORATION LETTERHEAD]


Contact:
Eclipsys:         Randy L. Thomas, Corporate Strategy and Marketing (media)
                  (561) 266-2348 - randy.thomas@eclipsys.com

                  Greg Wilson, CFO (investors)
                  (561) 266-2324 - investor.relations@eclipsys.com

               ECLIPSYS, HEALTHVISION TERMINATE MERGER AGREEMENTS
                                WITH NEOFORMA.COM

                           -- NO BREAKUP FEES REQUIRED

DELRAY BEACH, FL -- MAY 25, 2000 -- Eclipsys Corporation(R) (NASDAQ: ECLP-news), the leading provider of end-to-end information solutions that enable healthcare enterprises to balance and improve clinical, financial and satisfaction outcomes, announced today that it has mutually agreed with Neoforma.com, Inc. (NASDAQ: NEOF-news) to terminate, effective immediately, their previously announced merger agreement without the payment of a breakup fee.

         In addition, Eclipsys reported that its healthcare Internet affiliate HEALTHvision, Inc., has mutually agreed with Neoforma.com to terminate their previously announced merger agreement, effective immediately, without payment of a breakup fee.

         Instead of merging, Eclipsys, Neoforma.com and HEALTHvision have entered into a strategic commercial relationship. The relationship will include a co-marketing and distribution arrangement between Neoforma.com and HEALTHvision that includes the use of Eclipsys' eWebIT(TM) Web-based enterprise application integration (EAI) technology and professional services to assist in the implementation of Neoforma.com's solutions.

ECLIPSYS/HEALTHVISION CLOSE PARTNERSHIP ADVANCES EXECUTION OF INTERNET ACTION
PLAN

         Eclipsys' close working relationship with HEALTHvision will continue to enable the companies to provide new e-health solutions and further enhance stockholder value. "Our close ties with HEALTHvision will continue to grow and bear significant results," CEO Wilson said. "Our staffs work collaboratively to develop and provide advanced Internet solutions. Together, we provide the key to improving a healthcare organization's processes and outcomes by enabling it to link to its key constituents -- physicians, patients and their families, the community at large, payers and employees."

         Agreeing, Scott Decker, HEALTHvision CEO, noted that "HEALTHvision continues to see rapid growth of its customer base, particularly where we combine with Eclipsys to add significant value through our complementary solutions. We continue to see major opportunities ahead for this winning combination."


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                   T H E   O U T C O M E S   C O M P A N Y(R)

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ECLIPSYS CORPORATION
ECLIPSYS, NEOFORMA TERMINATE MERGER AGREEMENT
MAY 25, 2000 - PAGE 2 OF 2


VHA REMAINS COMMITTED

         VHA Inc., the U.S.' largest consortium of community healthcare organizations which is a joint-owner of HEALTHvision and a strategic partner with both Eclipsys and Neoforma.com, remains committed to the companies' products and services. Curt Nonomaque, VHA executive vice president, said, "We continue to support Eclipsys' clinical-integration strategy and actively promote the company's portfolio of leading clinical, financial, administrative, chart-management and services solutions. Its products, as well as those of HEALTHvision and Neoforma, provide proven, highly integrated solutions that meet our members' needs in a fast-paced, highly competitive environment."

INVESTOR CONFERENCE CALL SLATED

         Eclipsys senior executives will hold an investor community teleconference beginning at 9 a.m. Eastern time on Thursday, May 25. Persons interested in participating in the teleconference should call (212) 231-6027 within 10 minutes before the conference is scheduled to begin.

ABOUT ECLIPSYS

         Eclipsys Corporation (www.eclipsys.com) delivers end-to-end information solutions that enable healthcare enterprises to achieve balanced and improved clinical, financial and customer-satisfaction outcomes. Solutions include its comprehensive, knowledge-based Sunrise software line; leading-edge enterprise application integration (EAI) solutions; application services provider (ASP) information-management solutions; business process reengineering; network design and implementation; and full IT outsourcing. In conjunction with its HEALTHvision affiliate (see www.healthvision.com), Eclipsys provides customized, locally branded Web-based solutions to healthcare delivery systems. Eclipsys has more than 1,400 customer organizations throughout the U.S. and in 17 other countries. For more information, contact Investor Relations at investor.relations@eclipsys.com or by calling (561) 266-2324.

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Statements in this news release concerning future results, performance or expectations are forward-looking statements. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks include risks described in the filings of Eclipsys with the Securities and Exchange Commission. Eclipsys undertakes no obligation to update the information contained in this press release. Eclipsys, Eclipsys Corporation and The Outcomes Company are registered trademarks and eWebIT is a trademark of Eclipsys Solutions Corp. Other product and company names in this news release are trademarks or registered trademarks of their respective companies.